Exhibit 10.3


                               OPERATING AGREEMENT

                                       OF

                         PARK AVE. ASSOC. MANAGEMENT LLC


         THIS OPERATING AGREEMENT (this "Agreement") OF PARK AVE. ASSOC. MANAGEMENT LLC (the "Company"), a Delaware limited liability company with a principal place of business at 714 N. Main St. Manahawkin, NJ 08050 is entered into as of October 31, 2005 by and among the Company and the Members listed on Schedule "A".

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Members are making contributions to the Company to enable the Company to provide real estate management services to Park Ave. Assoc. LLC in its acquisition and development of real property located in New Jersey and New York and other states, as more fully described on Schedule "B" (the "Real Property") and for the continuing purpose more fully described in, but not limited by, this Agreement, and

         WHEREAS, the Members desire to provide for the orderly management of the Company as provided in this Agreement; and

         WHEREAS, the parties desire to provide for the issuance and transfer of Interests as provided in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                  Definitions. In this Agreement, the following terms shall have the meanings set forth below:

Affiliate means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause of the direction of management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliate" shall also include, without limitation, any member of such individual's Family Group.

Capital Account as of any date means the Capital Contribution to the Company by a Member, adjusted as of such date pursuant to this Agreement.

Capital Contribution means any contribution by a Member to the capital of the Company in cash.

Certificate means the company's Certificate of Formation, as amended or restated from time to time.

Code shall mean the Internal Revenue Code of 1986, as amended, or any superseding federal revenue statute.

Distribution means any cash and other property paid to a Member by the Company from the operations of the Company.

Family Group means, with respect to any Person who is an individual, (i) such Person's spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "relatives"), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person's relatives.

Interests means with respect to the Company the percentage interests of the members set forth on Schedule A attached hereto, adjusted, if at all, pursuant to section 6.2.2.

LLC Law means the Delaware Limited Liability Company Act.

Management Agreement means that certain Management Agreement of even date herewith by and between the Company and PAA, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Management Fee means the management fee payable by PAA to the Company pursuant to the Management Agreement.

Member means each Person who or which executes a counterpart of this Agreement as a Member, a Subscription Agreement by which such person agrees to become a Member and each Person who or which may hereafter become a party to this Agreement.

Net Losses shall mean the losses of the Company, if any, determined in accordance with generally accepted accounting principles employed under the cash method of accounting.

Net Profits or Net Income shall mean the income of the Company, if any, determined in accordance with generally accepted accounting principles employed under the cash method of accounting.

Newco has the meaning ascribed to it in Section 6.3.

PAA means Park Ave. Assoc. LLC, a Delaware limited liability company.

PAA Net Profits means the net profits of PAA distributed to the Company by PAA pursuant to the terms of the Management Agreement and the Management Agreement.

PAA Operating Agreement means the Operating Agreement of PAA of even date herewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Person means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

Public Offering means an underwritten public offering of the common stock of Newco registered under the Securities Act.

Securities Act means the Securities Act of 1933, as amended.

Unrecovered Capital shall mean the aggregate amount of cash contributed to the capital of the Company by a Member, whether as an initial capital contribution or as an additional capital contribution, less only the aggregate amount of cash and the fair market value of all property distributed to that Member pursuant to section 7.1.3(b).

WQN means WQN, Inc., a Delaware corporation.


         1.       Organization and Capitalization.

                  1.1 Organization. The Company was organized as a limited liability company, upon filing its Certificate with the Delaware Secretary of State on August 19, 2005 pursuant to the provisions of the LLC Law.


                  1.2 Conformity with LLC Law. This Agreement is the Operating Agreement concerning the Company provided for in the LLC Law and the Certificate. This Agreement is to be interpreted to conform with the LLC Law, but where inconsistent with or different than the provisions of the LLC Law, this Agreement shall control except to the extent prohibited or ineffective under the LLC Law. To the extent any provision of this Agreement is prohibited or ineffective under the LLC Law, this Agreement shall be considered amended in order to make this Agreement effective under the LLC Law. In the event that the LLC Law is subsequently amended or interpreted in such a way as to make valid any provision of this Agreement that was formerly invalid, then such provision shall be considered to be valid from the effective date of such interpretation or amendment.

                  1.3 Capitalization. The initial Capital Contributions to the Company shall be as set forth in Schedule "A".

         2.       Business.

                  2.1 Nature of Business. While the Company may engage in any lawful business permitted by the LLC Law or the laws of any jurisdiction in which the Company may do business and while the Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Article 2, the Company exists for the principal purpose of providing real estate management services to Park Ave. Assoc. LLC as part of its owning, developing, operating, managing, maintaining, administering, leasing, mortgaging, pledging, selling and/or disposing of the Real Property, which it acquires by way of purchase or otherwise. The Company may do all acts which may be necessary or appropriate in connection with such management objectives, and may not conduct any other business without the unanimous consent of the Members. The authority granted to a Member to bind the Company (as provided in Article 4) shall be limited to actions necessary, convenient or related to this business.

                  2.2 Place of Business. The principal office of the Company shall be located at the address indicated in the first paragraph of this Agreement or such other address as may be designated by the Members. The Secretary of State of the State of Delaware is designated as agent for the service of process and the address to which the Secretary of State shall mail a copy of any process shall be the principal office of the Company, the office of counsel to the Company or such other address as may be designated by the Members. The Members may, from time to time, change the address of the principal office or, through appropriate filings with the Secretary of State, the address for mailing of process.

         3.       Members.

                  3.1  Meetings and Voting.

                           3.1.1  Annual and Special Meetings. Regular meetings
of Members shall be held at least annually and special meetings may be held at any time and from time to time as may be necessary or appropriate. Special meetings shall be held at the request of any Member.

                           3.1.2  Notice/Waiver. Meetings of Members shall be
held on at least ten (10) days written notice given by any Member. Any notice shall set forth the time and place of the meeting and shall state the name of the party(ies) authorizing the calling of the meeting. The notice need not state the purpose of the meeting. Notice may be waived, in writing, before, at or after any meeting. Attendance at any meeting without protesting the lack of notice thereof, prior to the end of such meeting, shall be deemed a waiver of notice. Notice may be given by any reasonable means, and mailing by regular mail to the last known address of a Member shall be deemed reasonable.

                           3.1.3  Voting. Each Member entitled to vote on a
matter shall be entitled to a vote pro rata to his, her or its Interest in the Company. Each Member shall be entitled to vote on any matter submitted to a vote of Members except as restricted by the LLC Law or restricted by the Certificate or this Agreement in accordance with the LLC Law. A Member shall not be entitled to vote on any matter concerning a transfer of his, her or its Interest or the reconstitution of the Company where his, her or its action has caused the dissolution of the Company. As used in this Agreement, an action requiring a "Majority Vote" or a "Majority Vote of Members" refers to an action that must receive the affirmative vote of Interests representing at least a majority of the Interests held by Members entitled to vote.

                           3.1.4  Written Consent. Any action otherwise
requiring a vote of Members may, instead, be approved by written consent without a meeting or at a meeting, but without a vote, if such written consent shall be signed by Members who hold Interests entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted. Any such written consent shall be delivered to the office of the Company or any Member having custody of the Company's records by hand or by certified mail, return receipt requested. Prompt notice of the taking of an action by less than unanimous written consent shall be given to those Members who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

                           3.1.5  Proxies. Any Member may participate in any
vote of Members or written consent of Members in person or by proxy.

                  3.2 Investment Purposes. Each Member represents that he, she or it is acquiring his, her or its interest in the Company for his, her or its own account as an investment and without an intent to distribute such interest. The parties acknowledge that Memberships in the Company, to the extent considered to be securities, have not been registered under the Securities Act or any state securities laws, and may not be disposed of by any Member without appropriate registration or the availability of an exemption from such requirement.

                  3.3 Conflicts of Interest. Any Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company. It is expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, each Member shall account to the Company and hold as trustee for it any property, profit or benefit derived by such Member without the consent of the other Members in the conduct of, or winding up of, the Company's business, including information developed exclusively for the Company and opportunities expressly offered to the Company.

                  3.4 Indemnification of Members. The Company shall indemnify and hold harmless, and advance expenses to, any Member or former Member, or any testator or intestate of such Member or former Member, as well as any Affiliate, partner, officer, director, shareholder, employee, agent, trustee or representative of such Member or former Member, from and against any and all claims and demands arising out of or relating to the Company and/or such Member's status and service as a Member, provided, however, that no indemnification may be made to or on behalf of any Member if a judgment or other final adjudication adverse to such Member establishes (a) that his, her or its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he, she or it personally gained in fact a financial profit or other advantage to which he, she or it was not legally entitled. To the extent required by law, any expenses advanced to a Member pursuant to the prior sentence shall be repaid to the Company in the event a final adjudication establishes that such Member was not entitled to indemnification pursuant to either clause (a) or (b) of the prior sentence. The Company may, as determined by the unanimous vote of the Members, maintain liability insurance for its Members. No change to this section
3.4 may be given retroactive effect to take away any right to indemnification with respect to actions taken prior to such change.

         4.       Management.

                  4.1 Member Management. Management of the Company shall be vested in Mark Hotton the Managing Member. The Managing Member of the Company shall be responsible for making certain that all transactions concerning the Real Property are properly conducted, including, that mortgage documents are properly prepared and filed, all required permits are obtained and all filings and related fees are paid in a timely fashion. Notwithstanding such authority, the Managing Member may manage the affairs of the Company in conjunction with his other business interests and activities, which may be competitive with or in direct competition with the business of the Company, and shall not be obligated to devote all or any particular part of his time and effort to the Company and its affairs. The Member Manager is hereby authorized to make the "day-to-day" business decisions of the Company, to pay all ongoing business related bills, to enter into contracts in the ordinary course of business in order to accomplish the purpose of the Company, and conduct such ordinary aspects of the Company business without seeking authorization of the Members.

                  4.2 Banking. The Company shall maintain such bank and other financial accounts as the Managing Members may determine. The Managing Members and such Persons as the Managing Members shall appoint shall be authorized to sign checks on behalf of the Company in such manner as determined by the Managing Members.

                  4.3 Standard of Care. In managing the Company, the Managing Member shall perform his duties in accordance with his good faith business judgment in the best interests of the Company. The standard of care to be used shall be no greater than that required by the LLC Law or any successor provision of law establishing a required standard of care. Unless a Managing Member has knowledge or information concerning the matter in question that makes reliance unwarranted, the Managing Member is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

                           4.3.1  One or more Members, agents or employees of
the Company.

                           4.3.2  Legal counsel, public accountants or other
persons as to matters the Managing Member believes, in good faith, are within the person's professional or expert competence.

                           4.3.3  A committee of the Members of which the
Managing Member is not a member, if the materials presented are within such committee's designated authority and the Managing Member believes, in good faith, that the committee merits confidence.

                  4.4 Limitation of Liability. No Member shall have any personal liability to the Company or the Members for damages for any breach of duty by a Member in such capacity except to the extent that this elimination of liability is prohibited pursuant to the LLC Law or any successor provision of law concerning the elimination or limitation of such liability.

                  4.5 Compensation. No Member shall receive compensation for his, her or its services as such; provided, however, that the Managing Member may receive compensation for his services hereunder. Any Member shall, however, be entitled to be reimbursed for actual out of pocket expenses reasonably incurred on behalf of the Company, upon presentation of such documentation as may be reasonably requested by the Members.

         5.       Contributions and Capital Accounts.

                  5.1 Initial Contributions. Each Member has made an initial capital contribution to the Company as set forth on Schedule A.

                  5.2 No Additional Contributions. The Members are not intended to have personal liability for the obligations of the Company above their actual capital contributions and no Capital Contributions, other than the initial Capital Contributions, shall be required. No Member shall be obligated to restore any deficit in his, her or its Capital Account.

                  5.3  Capital Accounts.

                           5.3.1  Definition. The Company shall establish and
maintain a Capital Account for each Member reflecting the Capital Contributions made by such Member, the Net Profits and Net Losses allocated to such Member and the Distributions made to such Member.

                           5.3.2  Tax Allocations. Except as provided in section
5.4, for tax purposes, any items of income, gain, loss, deduction and credit (as determined in accordance with the provisions of the Code that are required to be allocated to take into account the variation between fair market value of an asset and its adjusted tax basis (e.g., allocations under Section 704(c) of the Code for contributed or revalued property) shall be allocated among the Members in accordance with the requirements of the Code and the Regulations thereunder.

                           5.3.3  Allocations of Net Profit and Net Loss. Net
Profits and Net Losses shall be allocated to the Members as follows:

                           (a)  Allocation of Net Profits. Net Profits shall be
allocated and distributed to the Members on not less than a quarterly basis, subject to tax allocations as set forth in paragraph 5.3.2 and subject to the following conditions:

                                    (1)  Definition: Profits consist of (x) PAA
Net Profits and (y) the Management Fee

                                    (2)  The Net Profits shall be distributed
Seventy percent (70%) to Mark Hotton and Thirty percent
(30%) to WQN; provided, however, that any Net Profits attributable to the Management Fee (i) shall be Distributed net of any necessary expenses, taxes and other costs or liabilities of the Company and (ii) shall not be distributed to WQN in any particular calendar year unless and until the aggregate Distributions to Mark Hotton during such year are $250,000.

                                    (3)  Third, on an annual basis, the
Company's accountants shall determine for Federal and State tax purposes, the annual income/loss to be reported by the Company. Taxes that may be do and owing shall be paid from the Company's bank accounts.

                                    (4)  Upon the dissolution and liquidation of
the Company, the balance, to the Members in accordance with subsection 5.3.3(a).

                           (b)  Allocation of Net Losses. Net Losses shall be
allocated to the Members as follows:

                                    (1)  First, to the Members with Unrecovered
Capital, in accordance with the amounts of Unrecovered Capital held by such Members, until the sum of the cumulative Net Losses' allocated pursuant to this subsection for the current and all previous years is equal to the Members Unrecovered Capital.

                                    (2)  Second, to the Members, an amount of
Net Losses until the sum of the cumulative Net Losses allocated pursuant to this subsection for the current and all previous years is equal to the cumulative Net Profits allocated to the Members pursuant to subsection 5.3.3(a), Net Losses allocated under this subsection shall be allocated to the Members in proportion to, and to the extent of, the Net Profits allocated to them under subsection 5.3.3(a).

                                    (3)  Third, to the Members, in accordance
with their respective Interests as shown on Schedule A and adjusted, if at all, pursuant to section 6.2.2.

                           (c)  No Deficit Capital Account Balance.
Notwithstanding subsections 5.3.3(b), allocations of Net Losses to a Member shall be made only to the extent that such allocation of Net Losses will not create a deficit Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of Company Minimum Gain that would be realized on a foreclosure of the Company's property. Any Net Losses not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of losses under this subsection 5.3.3(c).


                  5.4  Special Allocations.

                           5.4.1  Terminology. Terms used in this section 5.4
and not defined in this Agreement have the meanings ascribed to them (from time to time) in the Tax Code and the Regulations thereunder (with the substitution of Company for Partnership and Member for Partner). Without limiting the generality of the foregoing, the definitions of the following terms can be presently found as follows:


         Term                                 Location of Definition
         ----                                 ----------------------

         Company Minimum Gain                  Regulation s. 1.704-2(d)
         Member Nonrecourse Debt               Regulation s. 1.704-2(b)(4)
         Member Nonrecourse Deductions         Regulation s. 1.704-2(i)(4).

                           5.4.2  Nonrecourse Liabilities. Nonrecourse
Liabilities of the Company shall be allocated among the Members in accordance with Regulation s. 1.752-3(a). For such purposes, each Member's interest in Company profits shall be his, her or its respective Interest.

                           5.4.3  Member Nonrecourse Deductions. Member
Nonrecourse Deductions for any fiscal year or other period shall be specifically allowed to the Member who bears the risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation s. 1.704-2(i).

                           5.4.4  Company Minimum Gain Chargebacks.
Notwithstanding any provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any taxable year of the Company, then, except as otherwise provided by Reg. ss. 1.704-2(f)(2) through (5), items of Company income and gain for such taxable year (and subsequent years, if necessary), in the order provided in Regulation s. 1.704-2(j)(2)(i), shall be allocated among all Members whose share of Company Minimum Gain decreased during that year in proportion and to the extent of such Member's share of the net decrease in Company Minimum Gain during such year. The allocation described in this subsection 5.4.4 is intended to be a "Minimum Gain Chargeback" within the meaning of Regulation s. 1-704-2, and shall be interpreted consistently therewith.

                           5.4.5  Member Nonrecourse Debt Minimum Gain
Chargeback. Notwithstanding any provision of this Agreement (other than subsection 5.4.4) to the contrary, if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year of the Company then, except as otherwise provided by Regulation s. 1.704-2(i), items of Company income and gain for such taxable year (and subsequent years, if necessary), in the order provided in Regulation s. 1.704-2(j)(2)(i), shall be allocated among all Members whose share of Member Nonrecourse Debt Minimum Gain decreased during such year in proportion to and to the extent of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The allocation described in this subsection 5.4.5 is intended to be a "Member Nonrecourse Debt Minimum Gain Chargeback" within the meaning of Regulation s. 1-704-2(i), and shall be interpreted consistently therewith.

                           5.4.6  Qualified Income Offset. Notwithstanding any
provision of this Agreement (other than subsections 5.4.4. and 5.4.5) to the contrary, if any Member unexpectedly receives any adjustments, allocations or distributions described in Regulation s. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of Company income and gain shall be specifically allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the adjusted Capital Account deficit of such Member as quickly as possible. The allocation described in this subsection 5.4.6 is intended to be a "Qualified Income Offset" within the meaning of Regulation s. 1.704-1(b)(2)(ii)(d), and shall be interpreted consistently therewith.

                           5.4.7  Elections. All elections permitted to be made
for the Company pursuant to the Code and the Regulations thereunder (e.g., an election pursuant to s. 754 of the Code) shall be made in the sole discretion of the Tax Matters Partner. If the Tax Matters Partner decides to make such election, all necessary Members shall join in such election, and each Member shall take all steps reasonably necessary or desirable to give effect to such election.

                           5.4.8  Other Special Allocations. In addition to
those special allocations specifically described in this section 5.4, the Company shall make such other special allocations as may be required from time to time by the Tax Code and the Regulations thereunder.

                  5.5 No Interest. No Member shall be entitled to earn interest on the balance of such Member's Capital Account, but may earn interest on actual loans and advances made to the Company as such.

         6.       Percentage Interests.

                  6.1 Initial Contributions. The initial percentage Interests of the Members are as shown on Schedule "A". The Interests may be adjusted only as provided in section 6.2.2.

                  6.2      Adjustments for Additional Contributions.

                           6.2.1  Additional Capital Contributions. Should the
Company require Capital Contributions in excess of the initial Capital Contributions, the Members, by unanimous vote, may make a contribution request by giving written notice (a "Contribution Request") to the Members of the amount of capital sought (the "Requested Amount"). The then present Members shall have the first option to make such contribution pro rata to their then Interests. If any Member does not contribute his, her or its full pro rata share, then the contributing Members shall have the next option to contribute up to the remainder of the Requested Amount, each Member contributing towards such remainder pro rata to the Interests of such contributing Members or in such other percentages as such contributing Members may agree among themselves. If the combined contributions of all Members do not equal the Requested Amount, then the Company may (1) seek (i) new Members and/or (ii) other sources of financing for the the remainder of the Requested Amount. The two options to Members described in this subsection 6.2.1 shall each be open for a successive thirty (30) day period, the first of which will commence with the giving of the Contribution Request. A Member may only accept an option by tendering a contribution during the applicable option period.

                           6.2.2  Percentage Interest Adjustments. To the extent
that any Member contributes a portion of a Requested Amount in excess of his, her or its pro rata portion of such Requested Amount (determined in relation to the Interests of all Members; his, her or its "Excess Contribution"), such Member's Interest shall be increased (such increase to be offset by a pro rata decrease of the Interest of each Member who contributed less than his, her or its pro rata share of the Requested Amount) in accordance with the following formula:

                  Increase in MI = Excess Contribution/Price Per Point where:

                  MI refers to the Member's Interest.

                  Price Per Point refers to the highest cost per 1% Interest of the following:

                                    (1)  The price per 1% Interest last paid by
a Member other than by virtue of an Excess Contribution, including either a price paid to the Company by a new Member or the price paid to a former Member on a transfer of an Interest.

                                    (2)  The Price Per Point, if any, determined
by the Members, by unanimous vote, and set forth in the Contribution Request.

         In the event that the contributions of all Members do not equal the Requested Amount and the Company obtains any or all of the Requested Amount from a new Member, the price per 1% Interest to such new Member may be more or less than the Price Per Point and all Members acknowledge that their Interests may be diluted by the admission of the new Member.

                  6.3 Recapitalization; Conversion. Except as otherwise provided in this Agreement, the provisions of this Agreement shall apply to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any Interests by reason of any reorganization, any recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, dividend, split, distribution to Members or combination of Interests or any other change in the Company's capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement. Without limiting the generality of the foregoing, at any time, the Members, by unanimous vote, shall have the power and authority to, and shall, effect (a) the conversion of the Company's business form from a limited liability company to a Delaware corporation, (b) the merger of the Company with or into a new or previously established but dormant Delaware corporation having no assets or liabilities, debts or other obligations of any kind whatsoever other than those associated with its formation and initial capitalization or (c) the contribution of the assets and liabilities of the Company to a Delaware corporation in exchange for one or more classes of common stock in such corporation, followed by a liquidation of the Company and a distribution of the such corporation's common stock to the Members (such a conversion, merger or liquidation is referred to as a "Conversion" and such Delaware corporation is referred to as "Newco"). In connection with a Conversion, the Interests held by each Member shall be converted into or exchanged for a number of shares of Newco's common stock determined by (i) calculating the fair market value of the Company as determined in good faith by the Members (provided that if the Conversion is being completed in connection with a Public Offering, then, the fair market value will be based upon the actual offering price of Newco's common stock and the number of shares of common stock to be outstanding after the Public Offering) and (ii) by determining the amount each Member would receive with respect to such Interests if (A) all of the Company's assets were sold for such fair market value and (B) the proceeds were distributed in accordance with subsection 5.3.3. The Managing Member shall use reasonable efforts to undertake any Conversion in such manner as would provide for no gain or loss to the Members solely as a result of the Conversion.



         7.       Distributions.

                  7.1 Priority. The net cash of the Company, after payment of all operating expenses of the Company (including, without limitation, building operating expenses, mortgage expenses, and sale/brokerage expenses regarding the sale of condominium units) after providing for such reasonable reserve as the Managing Member shall decide and the payment of any Distribution required hereunder, shall be distributed in a timely manner, and such amounts when Distributed shall be distributed in the following order or priority:

                           7.1.1  To Members who have made interest bearing
loans to the Company in respect of accrued interest. To the extent that the total Distribution with respect to such interest is less than the aggregate amount of such interest, such Distribution shall be pro rated in accordance with the interest accrued as to each Member.

                           7.1.2  To Members who have made loans to the Company
in repayment of such loans. To the extent that the total Distribution with respect to such loans is less than the aggregate principal of such loans, such Distribution shall be pro rated in accordance with the principal due to each Member.

                  7.2 Tax Distributions. To the extent that distributions pursuant to subsection 7.1.3 for the current tax year have been insufficient, and provided that the Company has adequate cash available (in excess of the reasonable reserve determined pursuant to section 7.1), the Company may, in the discretion of the Managing Member, before April 15, June 15, September 15 and January 15 of each year (or such other dates by which installment tax contributions may be due), make a Distribution in cash in the amount necessary to allow the Members to pay the estimated or actual taxes due on each such date attributable to the income of the Company to be allocated to the Members.

         8.       Records of the Company.

                  8.1 Maintenance. The Company shall maintain a record book at such place, within or without the State of Delaware, as the Members shall determine which shall contain copies of all minutes of meetings or written consents of the Members, as well as evidence of the proper calling of any meeting of Members or evidence of the waiver of such notice (attendance at a meeting without protesting the lack of notice being deemed a waiver of notice), and a list of all Members and the Interest of each Member.

                  8.2 Inspection. Any Member may review and copy any of such records during regular business hours at the place where such records are maintained upon two business days prior written notice.

                  8.3 Reporting. The Company shall have annual financial statements prepared and distributed to each Member as soon as practicable but in any event within 90 days after the end of each fiscal year. The Company shall have such informational income tax returns as are required by the Code or the laws of any state prepared and distributed to each Member in a timely fashion, including a Schedule K-1 within 90 days after the end of each calendar year. If determined by the Board, the financial statements shall be prepared by an accountant or accounting firm selected by the Board and shall be in such form and shall be subject to such review or compilation by such accountant or firm as the Board may determine from time to time in its discretion.

         9.       Taxes.

                  9.1 Tax Matters Partner. The Members may from time to time by unanimous consent designate one Member to act as tax matters partner (the "Tax Matters Partner") of the Company pursuant to ss. 6231(a)(7) of the Code and who shall initially be the Managing Member. The initial Tax Matters Partner shall be Park Ave. Assoc., LLC. Any Member designated as Tax Matters Partner shall take such action as may be necessary to cause each Member to become a Notice Partner within the meaning of ss. 6223 of the Code. Any Member who is designated a Tax Matters Partner may not take any action contemplated by ss.ss. 6221 through 6233 of the Code without the consent of the Members.

                  9.2 Elections. The Tax Matters Partner may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having Taxing Jurisdiction over the Company. The term "Taxing Jurisdiction" shall mean any state, local or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

         10. Transfer of Membership. Interests may be sold, transferred or otherwise conveyed, or pledged, hypothecated or otherwise encumbered, except (i) to, an Affiliate, (ii) another Member or (iii) in accordance with subsection
11.3.1 (each a "Disposition").

         11.      Dissolution and Winding Up.

                  11.1 Dissolution Events. The Company shall be dissolved and, except as otherwise provided in this Article 11, its affairs shall be wound up upon the first to occur of the following events:

                           11.1.1  Expiration of Term. Upon the expiration of
the term set forth in the Certificate, if any, including any extension thereof.

                           11.1.2  Consent. Upon the unanimous consent of the
Members given in writing or by vote at a meeting.

                           11.1.3  Death, etc. Upon the bankruptcy, death,
dissolution, expulsion, adjudicated incapacity or withdrawal of a Member (except a withdrawal upon the Disposition of all of such Member's interests in accordance with the terms hereof) or occurrence of any other event that terminates the continued Membership of a Member (any such event being a "Termination Event") unless the remaining Members by Majority Vote consent to the continuation of the business of the Company in accordance with this Article 11.

                           11.1.4  Judicial Dissolution. The entry of a decree
of judicial dissolution under the LLC Law.

                           11.1.5  One Member. At such time as there is only one
Member remaining as a Member of the Company, unless such Member consents to the continuation of the Company.

                  11.2 Winding Up. Upon the winding up of the Company, the assets of the Company shall be distributed as follows:

                           11.2.1  Creditors. To creditors, including Members
who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company other than for distributions to Members under the LLC Law.

                           11.2.2  Members. To Members and former Members in
satisfaction of liabilities for distributions under the LLC Law, unless otherwise provided in the LLC Law or the Certificate.

                           11.2.3  Distributions. Unless otherwise provided in
the LLC Law or the Certificate, to Members (1) first, in payment of their aggregate Capital Accounts and (2) second, in respect of their Interests in the Company, in proportion to their Interests.

         To the extent funds are available to pay some, but not all, amounts due within any one of the foregoing distribution categories, the funds available shall be allocated pro rata to the payment of all amounts due for such category.

                  11.3 Election to Continue. In accordance with subsection 11.1.3, the remaining Members may only consent to the continuation of the Company by Majority Vote at a meeting held or by Majority Vote indicated in a written consent given within 180 days after the Terminating Event. In the event of such continuation, the Interest of the Member who has suffered a Terminating Event (the "Terminated Member") must be addressed in one of the following manners:

                           11.3.1  Consent to Transfer. By the remaining Members
consenting to the Disposition of the Membership of the Terminated Member by Majority Vote.

                           11.3.2  Agreed Value. By the Company and the
Terminated Member (or such Member's legal Successor (as defined in section 12.3)) agreeing upon an amount to be paid by the Company for the Membership of the Terminated Member as well as the method of payment of such amount, which shall provide for payment in installments over not less than 10 years, unless a shorter period is unanimously approved by the Members. Alternatively, the Company may distribute to the Terminated Member or his, her or its Successor, in satisfaction of such Member's Interest, a one time in-kind distribution equal to such Member's Interest in the assets of the Company.

                           11.3.3  Assignment. In the absence of (1) a
Disposition permitted under Article 10 or (2)(i) an agreement as to value and payment or (ii) an in-kind distribution pursuant to subsection 11.3.2 and to the extent not prohibited by the LLC Law, by treating the Terminated Member's Interest as assigned (in accordance with Section 603(a) of the LLC Law) to such Member's legal Successor.

                  11.4 Certificate of Cancellation. Upon the completion of winding up of the Company pursuant to section 11.2, a Certificate of Cancellation shall be filed with the Secretary of State of the State of Delaware.

         12.      Miscellaneous.

                  12.1 Notices. Any notice given pursuant to this Agreement shall be in writing and shall be delivered by hand, or by certified or registered mail, postage prepaid, or by telex or telecopy, or by Federal Express, DHL or other similar courier, addressed to the party to whom intended at the address set forth on Schedule A, or such other address as such party may designate by appropriate notice, and such notice shall be deemed given when personally delivered, mailed, sent or deposited with a courier, as the case may be. Notwithstanding anything in the preceding sentence to the contrary, notices of meetings of Members may be given as provided in subsection 3.1.2. Each party recognizes that it is his, her or its individual responsibility to provide the other parties with current address information, and that he, she or it may be treated as having received and having knowledge of any notice properly given pursuant to this Agreement, whether or not actually received.

                  12.2 Entire Agreement. This Agreement represents the entire agreement between the parties regarding the subject matter hereof and, except as set forth in this Agreement, supersedes in all respects any and all prior oral or written agreements or understandings between them pertaining to the subject matter of this Agreement. There are no representations or warranties among the parties with respect to the subject matter of this Agreement, except as set forth in this Agreement. This Agreement cannot be modified or terminated, nor may any of its provisions be waived, except by a written instrument signed by all of the Members.

                  12.3 Successors; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, their successors, assigns, heirs, legatees, executors, administrators and legal representatives ("Successors") and any Successor shall be deemed a party to this Agreement upon such Successor's receipt of any interest in this Agreement.

                  12.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of Delaware.

                  12.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

                  12.6 Captions. Headings contained in this Agreement have been asserted for reference purposes only and shall not be considered part of this Agreement in construing this Agreement.

                  12.7 Equitable Relief. The parties agree that there will not be an adequate remedy at law for the breach of this Agreement and the covenants contained in this Agreement and agree that this Agreement may be enforced by injunction, specific performance or other equitable relief.

                  12.8  Terminology.

                           12.8.1  Gender; Number. Unless the context clearly
indicates otherwise, terms used in this Agreement in the masculine, feminine or neuter include the others, terms used in the singular include the plural and terms used in the plural include the singular.

                           12.8.2  Successors Included. Reference in this
Agreement to any party includes such party's Successors.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth beside our names to be effective as of the date first set forth above.

MEMBERS:


_________________________________           Dated:  October 31, 2005
Mark Hotton, Managing Member


WQN, Inc.

By:_________________________________        Dated:  October 31, 2005

Name: ______________________________

Title: _____________________________